Exhibit 99-1

ICI MUTUAL INSURANCE COMPANY

INVESTMENT COMPANY BLANKET BOND

RIDER NO. 16

INSURED
             BOND NUMBER

Pioneer Investment Management USA Inc.
              87002106B

EFFECTIVE DATE REPRESENTATIVE	BOND PERIOD	AUTHORIZED

May 15, 2007	July 31, 2006 to July 31, 2007 /S/ Catherine Dalton

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the Limit of Liability for the following Insuring Agreements is hereby amended, effective May 15, 2007 to be:

		Limit of Liability

Insuring Agreement A-	FIDELITY	$42,000,000
Insuring Agreement C-	ON PREMISES	$42,000,000
Insuring Agreement D-	IN TRANSIT	$42,000,000
Insuring Agreement E-	FORGERY OR ALTERATION	$42,000,000
Insuring Agreement F-	SECURITIES	$42,000,000
Insuring Agreement G-	COUNTERFEIT CURRENCY	$42,000,000
Insuring Agreement I-	PHONE/ELECTRONIC TRANSACTIONS	$42,000,000
Insuring Agreement J-	COMPUTER SECURITY	$42,000,000

PROVIDED, however, that nothing herein shall increase any of the limits of liability placed on certain losses under Insuring Agreement I, as described in Rider No. 10.

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.